Exhibit 10.2

Subordinated Loan Agreement

Company Tokushin G.K. (hereinafter referred to as the “Lender”) and Company Tokyo lifestyle Co.,Ltd. (hereinafter referred to as the “Borrower”) hereby enter into a loan agreement as follows:

Article 1 (Terms and Conditions)

In accordance with the terms and conditions set forth below, the Lender shall lend money to the Borrower, and the Borrower shall borrow the same from the Lender.

＜Key Terms＞

Purpose of Funds	Working capital

Loan Disbursement Date	February 1, 2026

Loan Amount	JPY 300,000,000

Interest Rate	2.0% per annum (fixed)

Interest Calculation Period

The initial interest calculation period shall be from the day following the loan disbursement date to the last day of the same month.

Thereafter, each interest calculation period shall be from the day following the previous interest payment date to the next interest payment date.

(Any fraction of one yen shall be rounded down.)

Final Repayment Date	January 31, 2031

Repayment Method	1．Principal: Lump-sum repayment on the maturity date 2．Interest: Payable at the end of each month (or the next business day if such day falls on a weekend or public holiday)

Payment Method	By bank transfer to the following account in the name of the Lender:
Sumitomo Mitsui Banking Corporation, Kameido Branch
Ordinary Account:

Article 2 (Unsecured Clause)

This loan shall be unsecured. The Borrower shall not create any security interest or provide any guarantee in respect of this loan.

Article 3 (Subordination Clause)

1．	The principal amount of this loan (excluding interest) shall at all times rank junior in right of payment to all other indebtedness for borrowed money of the Borrower (hereinafter referred to as the “Senior Indebtedness”).

2．	Regardless of whether the repayment date has arrived or whether bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or any other similar legal proceedings have been commenced, the Borrower shall not make any payment, set-off, accord and satisfaction, or perform any obligation in respect of all or any part of this loan by any means whatsoever, unless and until all Senior Indebtedness has been fully and completely satisfied and discharged.

Article 4 (Loss of Benefit of Time)

If any of the following events occurs with respect to the Borrower, the Borrower shall automatically lose the benefit of time.

Provided, however, that with respect to the principal of this loan, no demand for payment may be made except in accordance with Article 3 (Subordination Clause).

1．	When the Borrower suspends payments, or a petition is filed for the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation.

2．	When the Borrower becomes subject to suspension of transactions by a clearing house.

3．	When the Borrower becomes subject to provisional attachment, attachment, or administrative delinquency disposition.

4．	When the Borrower delays performance of any part of its obligations.

5．	When any other event occurs that is reasonably recognized as causing a material deterioration in the Borrower’s credit condition.

Article 5 (Governing Jurisdiction)

Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

In witness of the execution of this Agreement, two (2) originals of this Agreement shall be prepared, and each party shall affix its name and seal thereon, with each party retaining one (1) original.

Alternatively, in lieu of the foregoing, this Agreement may be executed in electronic form, and if each party affixes its electronic signature thereto, such electronic file shall be deemed the original and retained by each party accordingly.

Date: November 27, 2025

Lender: 4810,2-3-30 Harumi, Chuo-ku, Tokyo

Tokushin G.K.

Representative Member:MEI KANAYAMA

Borrower: 2-5-9 Kotobashi, Sumida-ku, Tokyo

Tokyo Lifestyle Co.,Ltd.

Representative Director:MEI KANAYAMA

Interest Calculation Statement